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                                                                      Exhibit 11

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use in this Post Effective Amendment No. 16 of our report dated January 30, 1998 and to all references to our Firm included in or made a part of this Post-Effective Amendment.


                                       |S| Arthur Andersen LLP
                                       ARTHUR ANDERSEN LLP
Cincinnati, Ohio,
April 27, 1998